Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Marc A. Stefanski, Chairman of the Board, President and Chief Executive Officer, and Timothy W. Mulhern, Chief Financial Officer of TFS Financial Corporation (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended September 30, 2023 and that to the best of his knowledge:
(1)the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 21, 2023	/S/ MARC A. STEFANSKI
Marc A. Stefanski
Chairman of the Board, President and Chief Executive Officer

Dated:	November 21, 2023	/S/ TIMOTHY W. MULHERN
Timothy W. Mulhern
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to TFS Financial Corporation and will be retained by TFS Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
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